SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)		47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS.

     Hillenbrand Industries, Inc. announced that it has completed the open market purchase of approximately $47 million of longer maturity, high coupon debentures for a price of approximately $55 million. The purchase of these debentures will result in an after-tax charge in the current quarter of approximately $4.0 million, or $0.06 per fully diluted share. This announcement is more fully described in the press release provided as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibit.

99	Press release dated June 9, 2004 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	June 10, 2004	BY:	/S/ Scott K. Sorensen

Scott K. Sorensen Vice President and Chief Financial Officer

DATE:	June 10, 2004	BY:	/S/ Gregory N. Miller

Gregory N. Miller Vice President — Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99	Press release dated June 9, 2004 issued by the Company.

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